SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  January 7, 2016

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
(Exact name of registrant as specified in its charter)

California	333-04028LA	26-3959348
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

915 West Imperial Highway, Suite 120, Brea, CA	92821
(Address of Principal Executive Offices)	(Zip Code)

            Registrant's telephone number, including area code: (714) 671-5720

[ ]         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]         Pre-commencement communications pursuant to Rule 14d-2(b) under the

            Exchange Act (17 CFR 240.14d-2(b))

[ ]         Pre-commencement communications pursuant to Rule 13e-4(c) under the

            Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

As previously disclosed, on December 3, 2015,  James H. Overholt announced his retirement and resignation as the President and Chief Executive Officer of Ministry Partners Investment Company, LLC (the “Company”).  On January 7, 2016, the Company and Mr. Overholt entered into a Confidential Severance and Release Agreement (the “Severance Agreement”). The Severance Agreement provides that Mr. Overholt acknowledges and agrees that he resigned his employment with the Company, including committee memberships and positions held as a member of the Board of Directors of any Company affiliated entities, effective as of December 3, 2015.  In consideration of his entry into the Severance Agreement and complying with its provisions, the Company has agreed to pay Mr. Overholt a total gross amount of $221,784 in a single installment which includes a one-year base salary of $210,000, medical insurance premiums, reimbursement of medical expenses and other benefits in the amount of $11,784.

In exchange for the consideration provided by the Severance Agreement, Mr. Overholt has agreed to, among other things, (i) fully release the Company, its wholly-owned subsidiaries, its equity owners, managers, officers, employees and other named releasees from all claims arising from his employment with, separation or termination of employment and any act, omission or transaction of the Company or the named releasees occurring on or before the date Mr. Overholt executed the Severance Agreement; (ii) remain subject to certain confidentiality obligations that protect the Company’s proprietary information; and (iii) refrain for a period of one year after his termination of employment from soliciting any Company officer, employee or manager to leave the Company or use the Company’s proprietary information to interfere with any business relationship or contract with the Company’s customers, investors or business partners.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment

      of Certain Officers; Compensatory Arrangements of Certain Officers.

Under the terms of the Severance Agreement (see Item 1.01 of this Current Report on Form 8-K), Mr. Overholt resigned his position as the Company’s President effective as of December 3, 2015.  The Company previously announced this departure pursuant to a Form 8-K and Press Release filed as Exhibit 99.1 to a Current Report on Form 8-K filed on December 9, 2015.

Item 9.01Financial Statements and Exhibits.

The following exhibits are attached herewith:

Exhibit No.
10.34	Confidential Severance and Release Agreement dated January 7, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  January 12, 2016MINISTRY PARTNERS INVESTMENT

COMPANY, LLC

/s/ Joseph W. Turner, Jr

Joseph W. Turner, Jr.

Chief Executive Officer and President